As filed with the Securities and Exchange Commission on June 6, 1997
                                                     Registration No. 333-______

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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                ---------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                ---------------------

                                   WESTERN BANCORP
                (Exact name of registrant as specified in its charter)

          California                                         95-3863296
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                               30000 Town Center Drive
                           Laguna Niguel, California  92677
                       (Address of principal executive offices)


                                1995 STOCK AWARD PLAN
                               (Full title of the plan)

                                    Arnold C. Hahn
                                   Western Bancorp
                               30000 Town Center Drive
                           Laguna Niguel, California 92677
                       (Name and address of agent for service)

                                    (714) 485-3000
            (Telephone number, including area code, of agent for service)

                                ---------------------

                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                                                            Proposed maximum
Title of securities                                        aggregate offering   Amount of registration
to be registered                  Amount to be registered        price                    fee(1)
-------------------------------------------------------------------------------------------------------
Common Stock, no par value......         133,000                $3,923,500               $1,190
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 457(h)(1) and 457(c), the registration fee is based on the average of the bid and asked prices on June 4, 1997 of the shares on the Nasdaq National Market.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION. *

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

          (1) The registrant's Annual Report on Form 10-KSBA for the year ended December 31, 1996.

          (2) The registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

          (3) The registrant's Current Reports on Form 8-K, dated February 28, 1997, April 14, 1997 and May 2, 1997.

          In addition, all documents subsequently filed by registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          The authorized capital stock of the Company as of the date hereof consists of 100,000,000 shares of common stock, of which 4,043,885 shares are issued and outstanding and 5,000,000 shares of serial preferred stock, no par value, none of which are outstanding. Holders of shares common stock of the Company are

-----------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of
     Form S-8.

entitled to one vote for each share of record on all matters voted upon by shareholders of the Company, except that in connection with the election of directors, the shares subject to notice may be voted cumulatively. Shares of common stock of the Company are not subject to redemption, conversion or sinking fund provisions. Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor under the laws of the State of California, subject to the rights of holders of any preferred stock of the registrant that may be issued after the date hereof.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 317 of the California General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnity to directors, officers and employees in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). Articles Five and Six of Western Bancorp's Restated Articles of Incorporation and Article VI of Western Bancorp's By-Laws currently provide for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by the California General Corporation Law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

    5    Opinion of Sullivan & Cromwell.

    10   1995 Stock Award Plan.

    23.1 Consent of Sullivan & Cromwell (contained in its opinion filed as Exhibit 5).

    23.2 Consent of KMPG Peat Marwick LLP.

    23.3 Consent of Dayton & Associates

    24   Power of Attorney (included in the signature page).

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events
                 arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that the undertakings set forth in paragraphs
         (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the second day of June, 1997.


                   WESTERN BANCORP


                   By:  /s/ Hugh S. Smith
                        -------------------------------------
                        Hugh S. Smith, Jr.
                        Chairman and Chief Executive Officer



                        POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes and appoints Hugh S. Smith, Jr. and Arnold C. Hahn his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                   Title                     Date
    ---------                   -----                     ----

/s/ Hugh S. Smith       Chairman, Chief               June 2, 1997
----------------------  Executive Officer and
    Hugh S. Smith, Jr.  Director

/s/ Arnold C. Hahn      Executive Vice                June 2, 1997
----------------------  President, Chief
    Arnold C. Hahn      Financial Officer and
                        Secretary

/s/ Matthew P. Wagner   President and Director        June 2, 1997
----------------------
    Matthew P. Wagner

/s/ Rice E. Brown       Director                      June 2, 1997
----------------------
    Rice E. Brown

/s/ Joseph J.Digange    Director                      June 2, 1997
----------------------
    Joseph J. Digange

/s/ John M. Eggemeyer   Director                      June 2, 1997
----------------------
    John M. Eggemeyer

/s/ John W. Rose        Director                      June 2, 1997
----------------------
    John W. Rose

/s/ Dale E. Walter      Director                      June 2,1997
----------------------
    Dale E. Walter